Albertsons Companies, Inc. Announces Proposed
Senior Notes Offering

October 21, 2025 - Boise, ID - Albertsons Companies, Inc. (NYSE: ACI) (the “Company”) today announced its intention to offer $1,250 million aggregate principal amount of new senior notes due 2031 (the “2031 Notes”) and new senior notes due 2034 (the "2034 Notes" and together with the 2031 Notes, the "Notes"). The Company and its subsidiaries, Safeway Inc., New Albertsons L.P., Albertson's LLC and Albertsons Safeway LLC, will be co-issuers of the Notes.

The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full the $750 million outstanding of its 3.250% senior notes due 2026 (the "2026 Notes") which are scheduled to mature on March 15, 2026 (the “Refinancing”); (ii) repay a portion of the borrowings under its asset-based revolving credit agreement; and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes.

This press release does not constitute a notice of redemption with respect to the 2026 Notes.

The Notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 6, 2025, the Company operated 2,257 retail food and drug stores with 1,720 pharmacies, 405 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. In 2024, along with the Albertsons Companies Foundation, the Company contributed more than $435 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. They include statements which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

For Investor Relations, contact investor-relations@albertsons.com
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